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Exhibit 99.1      Press Release








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PRESS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:

Marty R. Lindon
President and Chief Executive Officer
Tel: (740) 254-4313



                          INDIAN VILLAGE BANCORP, INC.
                          ----------------------------
                        ANNOUNCES DATE OF ANNUAL MEETING
                        --------------------------------

     Gnadenhutten, Ohio -- January 24, 2000. Indian Village Bancorp, Inc. (OTCBB:IDVB), the holding company for Indian Village Community Bank, announced today that the Corporation's annual meeting of shareholders will be held on Wednesday, May 3, 2000 at the New Philadelphia branch office at 635 West High Avenue, New Philadelphia, Ohio, at 1:00 p.m. local time. Stockholders of record as of the close of business on March 13, 2000 will be entitled to notice of and to vote at the annual meeting.